EXHIBIT 8

Press Release, issued December 12, 2013

IAT Nominees Offer MFC Shareholders a Path to Unlock Value

Shareholders Urged to Vote BLUE Proxy Today!

New York, New York, December 12, 2013 - Mr. Peter R. Kellogg and IAT Reinsurance Company Ltd. (collectively, “IAT”) urge shareholders of MFC Industrial Ltd. (NYSE:MIL) (“MFC”) to vote their BLUE proxy or voting instruction form in support of change at MFC in connection with the Annual General and Special Meeting of Shareholders (the “Meeting”) of MFC to be held on December 27, 2013 in Hong Kong.

IAT’s proxy circular (the “Circular”) details the many strategic, execution and governance failures that the board and management of MFC have presided over. IAT’s Circular also provides extensive detail about the qualifications and experience of IAT’s nominees for the board of MFC (the “IAT Nominees”), all of whom are independent of MFC and, with the exception of Mr. Kellogg, independent of IAT.

The goal of the IAT Nominees is to bring strategic, operational, and financial discipline to MFC by providing effective oversight of management.

If elected, the IAT Nominees expect to work with current management to carefully and thoughtfully plan and design MFC’s strategy and to regularly revisit it with an eye to its continued validity and the quality of execution. The strategic review will within the first 90 days after the Board is reconstituted focus on, among other things:

•	Reviewing the feasibility and efficacy of the current global supply chain strategy to determine if it is a good use of shareholder capital, and determine the value and importance of all assets identified by MFC as “core” to that strategy; and

•	Developing a plan to monetize the assets that are non-core to MFC’s strategy based on the most favorable risk/reward analysis;

•	Bring full transparency to the compensation of corporate officers and the board of directors, and align compensation with performance and the interests of all shareholders.

In any case, MFC’s assets will be rationalized and/or monetized as quickly as possible but in a manner that provides the best and most sustainable return on shareholder capital.

The newly constituted board will provide necessary and appropriate oversight of management, including the recruitment of a CFO. Currently MFC’s CEO Michael Smith acts as President, CFO and Chair of MFC, a breach of good risk management and governance practices.

MFC’s governance practices are also expected to be overhauled with a view to:

•	immediately separating the roles of Chair, CEO and CFO;

•	seeking to repeal MFC’s staggered board structure;

•	adopting a ‘‘majority voting’’ policy;

•	reconstituting all of MFC’s board committees;

•	implementing a code of conduct to appropriately address conflicts of interest; and

•	implementing a process to properly oversee management.

Over the longer term, the newly constituted board are expected to seek to ensure that MFC comply with applicable corporate governance ‘‘best practices’’ recommended by the New York Stock Exchange, the Canadian Securities Administrators and leading proxy advisory firms.

Fellow shareholders, we urge you to review the Circular, and join IAT in voting your BLUE proxy for real change at MFC. We expect the current board will continue to attempt to distract shareholders from their abject failure to create shareholder value. The only question before shareholders is whether the current board or the IAT Nominees are the best choice for generating shareholder returns.

Please cast your vote on the BLUE proxy today in support of the IAT Nominees and disregard any materials you may receive from MFC. We urge you to vote the BLUE form of proxy so that it is received by Okapi Partners LLC prior to 5:00 p.m. (New York time) on Sunday, December 22, 2013.

Even if you have previously deposited a white proxy or given voting instructions in support of MFC board nominees, you may still change your vote and support the IAT Nominees by voting your BLUE proxy or voting instruction form.

If you require assistance in casting your vote, or require replacement proxy materials, please call IAT’s proxy solicitation agent, Okapi Partners LLC at 1-855-208-8902, mfcinfo@okapipartners.com

To keep current with further developments, shareholders of MFC can visit www.timeforchangeatMFC.com

About IAT

IAT is a Class 3-A Bermuda-domiciled reinsurer. IAT’s head office is located at 48 Wall Street, 30th Floor, New York, NY 10005. IAT is an active underwriter of commercial and personal lines property and casualty reinsurance and insurance, directly and through its eight wholly-owned insurance subsidiaries domiciled and licensed in the US.

For further information, please contact Bruce Goldfarb or Pat McHugh at:

OKAPI PARTNERS

437 Madison Avenue, 28th Floor

New York, N.Y., 10022

www.okapipartners.com

North American Toll-Free Phone:

1-855-208-8902

Email: mfcinfo@okapipartners.com

Facsimile: +1 212 297 1710

Outside of North America, Banks and Brokers Call Collect: +1 212 297 0720

Media:

Riyaz Lalani

Bayfield Strategy, Inc.

416-907-9365

www.bayfieldstrategy.com

Notice to United States Shareholders

This solicitation is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Accordingly, this solicitation is made in the United States with respect to securities of MFC in accordance with Canadian corporate and securities laws and this press release has been prepared in accordance with disclosure requirements applicable in Canada. Shareholders of MFC in the United States should be aware that these Canadian requirements are different from the requirements applicable to proxy statements under the U.S. Exchange Act.

Forward-looking Statements and Information

Certain information included in, attached to or incorporated by reference into, this press release, may contain forward-looking statements or forward-looking information within the meaning of applicable securities laws, including in respect of IAT’s and MFC’s respective priorities, plans and strategies for MFC and MFC’s anticipated financial and operating performance and business prospects. All statements and information, other than statements of historical fact, included or incorporated by reference in this press release are forward-looking statements and forward-looking information, including, without limitation, statements regarding activities, events or developments that IAT expects or anticipates may occur in the future. Such forward-looking statements and other information in this press release are based on publicly disclosed information relating to MFC and we disclaim the accuracy and completeness of such information. These forward-looking statements and information can be identified by the use of forward-looking words such as “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe” or “continue” or similar words and expressions or the negative thereof. There can be no assurance that the plans, intentions or expectations upon which these forward-looking statements and information are based will occur or, even if they do occur, will result in the plans, results or performance expected.

IAT cautions readers of this press release not to place undue reliance on forward-looking statements and information contained in this press release, which are not a guarantee of performance, events or results and are subject to a number of risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those expressed or implied by such forward-looking statements or information. These factors include: changes in strategies, plans or prospects; general economic, industry, business and market conditions; changes in management and board composition; actions of MFC and its subsidiaries or competitors; the ability to implement business strategies and plans and pursue business opportunities and conditions in the commodity supply chain industry; the availability and pricing of commodities; the effects of competition and pricing; risks associated with volume growth and pricing; industry capacity and fluctuations in market supply and demand; inflationary pressures, including increasing utility and fuel prices; potential increases in maintenance and operating costs; potential legal and regulatory claims, proceedings or investigations; ability to realize any anticipated or planned cost savings; disruptions or changes in the credit or securities markets; risks and liabilities associated with financing, producing, sourcing, processing, transporting and storing commodities; timing of completion of capital and maintenance projects; changes in applicable laws and regulations; foreign currency and interest rate fluctuations; labour strikes or lock-outs or unexpected changes in labour productivity; and various other events that could disrupt MFC’s operations, including severe or unusual weather conditions, droughts, floods, avalanches, earthquakes, war, acts of terrorism and security threats. MFC’s shareholders are cautioned that all forward-looking statements and information involve known and unknown risks and uncertainties, including those risks and uncertainties detailed in the continuous disclosure and other filings of MFC with applicable U.S. and Canadian securities commissions, copies of which are available on EDGAR at www.sec.gov and SEDAR at www.sedar.com. IAT urges you to carefully consider those factors.

The forward-looking statements and information contained in this press release are expressly qualified in their entirety by this cautionary statement. The forward-looking statements and information included in this press release are made as of the date of this press release and IAT undertakes no obligation to publicly update such forward-looking statements or information to reflect new information, subsequent events or otherwise, except as required by applicable laws.

For further information, please contact Bruce Goldfarb or Pat McHugh at:

OKAPI PARTNERS

437 Madison Avenue, 28th Floor

New York, N.Y., 10022

www.okapipartners.com

North American Toll-Free Phone:

1-855-208-8902

Email: mfcinfo@okapipartners.com

Facsimile: +1 212 297 1710

Outside of North America, Banks and Brokers Call Collect: +1 212 297 0720

Media:

Riyaz Lalani

Bayfield Strategy, Inc.

416-907-9365

www.bayfieldstrategy.com